1 EARNINGS PRESENTATION 1Q 2023 May 3, 2023

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the federal securities laws, including statements relating to (i) our strategy, outlook and growth prospects, (ii) our operational and financial targets and (iii) general economic trends and trends in our industry and markets. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, our ability to grow our business by raising capital for our funds and the companies that we manage; whether run rate metrics presented herein are reflective of actual annual data; our position as an owner and investment manager of digital infrastructure and our ability to manage any related conflicts of interest; adverse changes in general economic and political conditions, including those resulting from supply chain difficulties, inflation, interest rate increases, a potential economic slowdown or a recession; our ability to deconsolidate our Operating segment; our exposure to business risks in Europe, Asia and other foreign markets; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the ability of our managed companies to attract and retain key customers and to provide reliable services without disruption; the reliance of our managed companies on third-party suppliers for power, network connectivity and certain other services; our ability to increase assets under management ("AUM") and expand our existing and new investment strategies; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital infrastructure and investment management industries effectively; our business and investment strategy, including the ability of the businesses in which we have significant investments to execute their business strategies; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to deploy capital into new investments consistent with our investment management strategies; the availability of, and competition for, attractive investment opportunities and the earnings profile of such new investments; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; the impact of any security incident or deficiency affecting our systems or network or the system and network of any of our managed companies or service providers; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our leverage and our ability to reach our targeted level of leverage by year-end; the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection; the impact of our transition from a real estate investment trust ("REIT") to a taxable C corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; fluctuations in foreign currency and exchange rates and our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company or any investment vehicle managed or advised thereby. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially. The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

3 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES This presentation includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including the financial metrics defined below, of which the calculations may differ from methodologies utilized by other companies for similar performance measurements, and accordingly, may not be comparable to those of other companies. This presentation includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA, FRE, and Run-Rate Fee Revenue. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the reconciliations of historical Adjusted EBITDA and FRE to net income. We do not provide guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for these measures to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): Adjusted EBITDA represents DE adjusted to exclude the following items attributable to the operating company: interest expense as included in DE, income tax expense or benefit as included in DE, preferred stock dividends, equity method earnings, placement fee expense, principal investment income or loss as included in DE, placement fee expense, our share of incentive fees and realized carried interest allocation or reversal net of associated compensation expense or reversal, certain investment costs for capital raising that are not reimbursable by our sponsored funds, and capital expenditures as deducted in DE. Adjusted EBITDA is presented on a reportable segment basis and for the Company in total. We believe that Adjusted EBITDA is a meaningful supplemental measure of performance because it presents the Company’s operating performance independent of its capital structure, leverage and non-cash items, which allows for better comparability against entities with different capital structures and income tax rates. However, because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes and does not deduct capital expenditures or other recurring cash requirements, its usefulness as a performance measure may be limited. Assets Under Management (“AUM”): Assets owned by the Company’s balance sheet and assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. Balance sheet AUM is based on the undepreciated carrying value of digital investments and the impaired carrying value of non digital investments as of the report date. Investment management AUM is based on the cost basis of managed investments as reported by each underlying vehicle as of the report date. AUM further includes uncalled capital commitments, but excludes DBRG OP’s share of non wholly-owned real estate investment management platform’s AUM. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. DigitalBridge Operating Company, LLC (“DBRG OP”): The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG OP share excludes noncontrolling interests in investment entities. Fee Related Earnings (“FRE”): FRE is calculated as recurring fee income and other income inclusive of cost reimbursements (related to administrative expenses), and net of compensation expense (excluding equity-based compensation, carried interest and incentive compensation) and administrative expense (excluding placement fees and straight-line rent). FRE is used to assess the extent to which direct base compensation and operating expenses are covered by recurring fee revenues in the digital investment management business. We believe that FRE is a useful supplemental performance measure because it may provide additional insight into the profitability of the overall digital investment management business. FRE is measured as Adjusted EBITDA for the IM segment, adjusted to reflect the Company’s IM segment as a stabilized business by excluding FRE associated with new investment strategies that have 1) not yet held a first close raising FEEUM; or 2) not yet achieved break-even Adjusted EBITDA only for investment products that may be terminated solely at the Company’s discretion, collectively referred to as “Start-up FRE.” The Company evaluates new investment strategies on a regular basis and excludes Start-Up FRE from FRE until such time a new strategy is determined to form part of the Company’s core investment management business. Distributable Earnings (“DE”): DE is an after-tax measure that differs from GAAP net income or loss from continuing operations as a result of the following adjustments, including adjustment for our share of similar items recognized by our equity method investments: transaction-related costs; restructuring charges (primarily severance and retention costs); realized and unrealized gains and losses, except realized gains and losses from digital assets in Corporate and Other; depreciation, amortization and impairment charges; debt prepayment penalties, and amortization of deferred financing costs, debt premiums and debt discounts; our share of unrealized carried interest, net of associated compensation expense; equity-based compensation expense; equity method earnings from BRSP which is replaced with dividends declared by BRSP; effect of straight-line lease income and expense; impairment of equity investments directly attributable to decrease in value of depreciable real estate held by the investee; non-revenue enhancing capital expenditures; income tax effect on certain of the foregoing adjustments. Income taxes included in DE reflect the benefit of deductions arising from certain expenses that are excluded from the calculation of DE, such as equity-based compensation, as these deductions do decrease actual income tax paid or payable by the Company in any one period. There are no differences in the Company’s measurement of DE and AFFO. Therefore, previously reported AFFO is the equivalent to DE and prior period information has not been recast. DE is presented on a reportable segment basis and for the Company in total. We believe that DE is a meaningful supplemental measure as it reflects the ongoing operating performance of our core business by generally excluding items that are non-core operational in nature and allows for better comparability of operating results period-over- period and to other companies in similar lines of business. Fee Related Earnings Margin (“FRE Margin”): FRE Margin is calculated by dividing FRE by management fee revenues, excluding one-time catch-up fees and/or incentives fees. Fee-Earning Equity Under Management (“FEEUM”): Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Monthly Recurring Revenue (“MRR”): The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days. Run-Rate Fee Revenue: Calculated as FEEUM , inclusive of uncalled contractual commitments expected to be called within their commitment periods by investment vehicles that charge fees on invested capital once called, multiplied by the blended average fee rate as of the most recent reporting period. The Company’s calculations of Run-rate Investment Management Fee Revenues may not be achieved if all uncalled commitments are not called In evaluating the information presented throughout this presentation see definitions and reconciliations of non-GAAP financial measures to GAAP measures. For purposes of comparability, historical data in this presentation may include certain adjustments from prior reported data at the historical period.

DIGITALBRIDGE FIRST QUARTER 2023 GAAP RESULTS (UNAUDITED)

DigitalBridge GAAP Net Income (loss) attributable to common stockholders was ($212) million for the quarter ended March 31, 2023, a net loss of $1.34 per diluted share.

	Quarter Ended March 31, 2023
Revenues	
Fee income	$ 59,126
Carried interest allocation (reversal)	(54,756)
Principal investment income (loss)	3,562
Property operating income	230,927
Other income	11,301
Total revenues	250,160
Expenses	
Property operating expense	97,126
Interest expense	67,196
Investment expense	5,751
Transaction-related costs	8,527
Depreciation and amortization	141,574
Compensation expense—cash and equity-based	74,650
Compensation expense (reversal)—incentive fee and carried interest	(36,831)
Administrative expenses	26,506
Total expenses	384,499
Other losses, net	(142,745)
Income (loss) from continuing operations before income taxes	(277,084)
Income tax benefit (expense)	(1,042)
Income (loss) from continuing operations	(278,126)
Income (loss) from discontinued operations	(14,218)
Net income (loss)	(292,344)
Net Income (loss) attributable to noncontrolling interests:	
Redeemable noncontrolling interests	6,943
Investment entities	(84,828)
Operating Company	(16,662)
Net income (loss) attributable to DigitalBridge Group, Inc.	(197,797)
Preferred stock dividends	14,676
Net income (loss) attributable to common stockholders	$ (212,473)
Loss per share—diluted	
Loss from continuing operations per common share—diluted	$ (1.25)
Net loss attributable to common stockholders per common share—diluted	$ (1.34)
Weighted average number of shares	
Diluted	158,446
Dividends declared per common share	$ 0.01

DIGITALBRIDGE

4

5 AGENDA BUSINESS UPDATESE CT IO N 1 FINANCIAL RESULTSSE CT IO N 2 SE CT IO N 3 EXECUTING THE DIGITAL PLAYBOOK

6 1 BUSINESS UPDATE

PROGRESS ON OUR 2023 PRIORITIES: THE 3 THINGS THAT MATTER

DigitalBridge made tangible progress across its key 2023 priorities, including new fee-paying capital formation off to a solid start, substantive corporate debt reduction, and legacy asset dispositions. DBRG is 'on-track' to deliver in 2023.

FUNDRAISE	▪ **Strong Growth**: 1Q23 IM Fee Revenue increased 36% YoY and FRE increased 40%, driven by higher FEEUM from credit, core, and co-invest strategies and partial quarter contribution from the InfraBridge acquisition. ▪ **New Capital:** QTD new capital formation of \$0.7B, driven by increases in fee-paying co-invest. ▪ **Guidance On Track:** Next iteration of DBP Series strategy, reaffirming commitment to achieve full year capital formation targets.
SIMPLIFY	▪ **Legacy Assets:** Cleared out Legacy assets with 100% sale of BRSP shares for \$202 million, wellness note write-off, and \$22 million of net proceeds received from other legacy assets. ▪ **De-lever** – Continued capital structure optimization with \$200 million paydown of 2023 Convertible notes, retiring another debt tranche and saving \$10M in interest payments annually. ▪ **New Reporting** – Advanced our alternative asset manager profile as we move closer to Operating segment deconsolidation.
DRIVE PORTCO PERFORMANCE	▪ **Resilient Portcos:** Portfolio company MRR continued to grow across all verticals in the DBRG ecosystem. ▪ **Data Centers & Towercos:** Key DBRG verticals led the way with strong organic and investment-led growth.

DIGITALBRIDGE
7

8 $19.9 $24.8 $29.1 $16.5 $16.9 $19.4 $7.1 $7.3 $7.7 $8.4 $1.0 $2.2 $3.0 $2.1 $1.5 $1.7 $46.6 $52.8 $69.3 1Q22 4Q22 1Q23 ASSETS & FEE EARNING EQUITY UNDER MANAGEMENT Fee-Earning Equity Under Management (FEEUM) increased $8.9B, or 47% YoY, driven equally by a combination of organic capital formation in co-invest, core and credit strategies and contribution from the InfraBridge acquisition DBP Series Co-Invest Permanent Capital Vehicles Core, Liquid, Credit Note: Past performance is not indicative of future results or indicative of how other DigitalBridge investments will perform. Please see slide 2 for additional information. AUM(1)FEEUM InfraBridge $11.0 $11.2 $11.2 $4.4 $6.5 $7.0 $5.1 $2.4 $2.5 $2.2 $1.0 $2.0 $2.2 $18.8 $22.2 $27.7 1Q22 4Q22 1Q23 +47% YoY Growth +49% YoY GrowthFEEUM growth is Key Revenue and Earnings Driver (1) See definition of AUM in Notes Regarding Non-GAAP Financial Measures, on page 3 of this presentation. DBRG Balance Sheet ($ in Billions) ($ in Billions)

NEW CAPITAL FORMATION

DigitalBridge raised $0.7B in new fee-earning equity during 1Q23, up 50% YoY, driven principally by new co-invest. This puts DBRG on pace to hit its 2023 fundraising goals. Co-invest capital supports the ongoing expansion of DBRG platform companies, representing a structural growth opportunity that expands alongside Total FEEUM.

Fee-Earning Equity Raised[1]



($ in Billions)
+50%
YoY Growth
$0.5
$0.7
1Q22
1Q23

Co-Investment vs Total FEEUM



($ in Billions)
Co-invest complements growth in DBRG platform
$7.7
$0.8
$12.9
$2.7
$18.8
$4.4
$27.7
$7.0
1Q20
1Q21
1Q22
1Q23
Co-Invest FEEUM
Total FEEUM

DIGITALBRIDGE

(1) Excludes fee-earning equity raised for liquid securities

9

CORPORATE SIMPLIFICATION

YTD we achieved two key simplification objectives with the sale of 100% of our non-core legacy BRSP stake and the repayment of our 2023 convertible notes, further optimizing our capital structure.

BRIGHTSPIRE ("BRSP") SHARE SALE

Net Proceeds: $202M

Strategic Rationale: Complete disposition of non-core legacy assets

Key Stats -

Total Shares Sold:	34.9 million Shares
Security Type:	Class A Common Stock
Sale Price:	$6.00 / Share
Sale Date:	March 2023


SOLD LEGACY ASSETS

CONVERTIBLE NOTE REPAYMENT

Total Repayment: $200M

Strategic Rationale: Capital structure optimization, sync with Asset Mgmt Peers

Key Stats -

Description:	Convertible Senior Notes
Principal Balance:	$200 million
Interest Rate:	5.00% Fixed
Maturity Date:	April 15, 2023


$578M
-35%
Corp. Debt Reduction
$378M
12/31/22
5/3/23

DECONSOLIDATION

Sell Down of Operating Assets

Strategic Rationale: Finalize transition to asset mgmt. business model, simplification

Key Stats - Sale of DataBank & Vantage SDC below 10% ownership

DataBank Equity Ownership % :	11%
Vantage SDC Ownership %:	13%


Digital Operating
Principal Investments
INVESTMENT MANAGEMENT

DIGITALBRIDGE
10

11 2 FINANCIAL RESULTS

FIRST QUARTER 2023 HIGHLIGHTS & KPIs

Financial Highlights	DBRG shareholder pro-rata metrics for the quarter ended March 31, 2023; ▪ **Fee Revenue** in the investment management segment was $59.2 million, up 36% year-over-year. ▪ **Fee Related Earnings ("FRE")** in the investment management segment were $34.5 million, up 40% year-over-year. ▪ **Distributable Earnings ("DE")** attributable to DBRG shareholders was ($3.4) million. Excluding a non-cash write-down of a wellness infrastructure business note, DE would have been $4.4 million.
Capital Metrics	▪ **Assets Under Management ("AUM")** of $69.3 billion, up 49% year-over-year. ▪ **Fee Earning Equity Under Management ("FEEUM")** of $27.7 billion, up 47% year-over-year. ▪ **New Capital Raised** of $0.7 billion, up 50% over prior year. ▪ **Run-Rate Fee Revenue** representing committed FEEUM at quarter end, multiplied by weighted average fee rate is $252 million.
Corporate	▪ **Liquidity** as of May 2, 2023 is $500 million, including the Company's $300 million variable funding note. ▪ **Debt reduction** represents a 15% sequential reduction in pro-rata debt to $1.0 billion, including $200 million paydown of 2023 convertible notes in April 2023 which will be reflected in the 2Q23 financial statements. ▪ **Capital Allocation** during the quarter was approximately $420 million including the InfraBridge platform purchase from AMP and GP commitments alongside existing investment funds. ▪ **Regular Dividend** of $0.01 per share of common stock was declared for the quarter.

DIGITALBRIDGE

12

13 TOTAL COMPANY 1Q22 1Q23 % Change YOY 1Q22 LTM 1Q23 LTM % Change YOY Fee Income $42.8 $59.1 +38% $194.2 $189.0 (3%) Carried Interest allocation (31.1) (54.8) N/M 68.4 354.7 >100% Principal Investment Income (loss) 6.5 3.6 (81%) 81.4 (6.5) N/M Property Operating Income 202.5 230.9 +14% 776.3 955.9 +23% Interest & Other Income 12.1 11.3 (7%) 32.2 43.6 +35% Consolidated Revenues $232.8 $250.2 +7% $1,152.4 $1,536.6 +33% DBRG Pro Rata Share of Revenues $42.4 $45.7 +8% $374.4 $537.9 +44% Adjusted EBITDA $20.5 $25.6 +25% $74.5 $113.4 +52% Distr ibutable Earnings ("DE") ($5.1) ($3.4) N/M ($33.4) $11.2 N/M Distr ibutable Earnings / Share ($0.03) ($0.02) N/M ($0.23) $0.06 N/M 1Q23 revenues increased over the prior year driven principally by increases in Fee Income from higher FEEUM and contribution from continued growth in Operating Segment revenues. CONSOLIDATED RESULTS (NON-GAAP) Note: All $ in millions DigitalBridge revenue now includes Carried Interest Allocation and Principal Investment Income, which historically were captured in Equity Method Income ‘below the line’, This change was effectuated to bring our reporting in line with our asset management peers. Carried Interest Allocation includes both Realized and Unrealized (accrued) amounts on a consolidated basis.

14 During 1Q23, Fee Income increased 36% as additional FEEUM from new strategies and InfraBridge contributed to revenue growth. FRE and segment-level DE also showed strong YoY growth and margin expansion. INVESTMENT MANAGEMENT SEGMENT RESULTS (NON-GAAP) Note: All $ in millions (1) G&A excludes start-up FRE associated with new strategies, which is captured in Other IM Expenses & Taxes INVESTMENT MANAGEMENT ("IM") 1Q22 1Q23 % Change YOY 1Q22 LTM 1Q23 LTM % Change YOY Fee Income, excluding incentive fees $43.7 $59.2 +36% $188.5 $191.7 +2% Other Income 0.3 0.5 1.1 1.9 G&A (19.3) (25.2) (68.8) (87.9) Fee Related Earnings ("FRE") $24.6 $34.5 +40% $120.7 $105.7 (12%) Minority Holder Allocation (7.6) – (37.6) (4.7) Fee Related Earnings ("FRE") at share $17.0 $34.5 +103% $83.1 $101.0 +21% Realized Net Carried Interest (Loss) (1.1) 0.2 1.6 32.9 Realized Net Investment Income (Loss) – – – – Other IM Expenses & Taxes (7.3) (3.2) (34.0) (22.9) IM Segment Distr ibutable Earnings ("DE") $8.6 $31.5 +268% $50.7 $110.9 +116% FRE Margin 56.0% 57.8% +1.8% 63.7% 54.6% (9.1%) (1) (1)

15 OPERATING (AT DBRG SHARE) 1Q22 1Q23 % Change YOY 1Q22 LTM 1Q23 LTM % Change YOY Revenues $35.9 $27.1 (25%) $133.5 $130.6 (2%) Expenses (20.4) (15.1) (76.4) (73.8) Operating Adjusted EBITDA $15.5 $11.9 (23%) $57.1 $56.9 (0%) Interest & Other Expenses (6.9) (6.2) (24.1) (26.3) Maintenance Capex (1.4) (1.1) (4.6) (7.3) Operating AFFO / DE $7.3 $4.7 (35%) $28.4 $23.3 (18%) EBITDA Margin 43.1% 44.1% +1.0% 42.8% 43.5% +0.8% Ownership 17% 12% OPERATING SEGMENT RESULTS (NON-GAAP) Note: All $ in millions Operating Segment revenues and earnings declined YoY due to lower DBRG ownership of businesses in this segment. Notably, the successful DataBank recap lowered DBRG ownership of the company from 22% to 11%. Excluding the impact of the ownership reduction, consolidated revenue was up 14% and Adj. EBITDA was up 12%. YoY reduction due to sale of ownership interests in DataBank; excluding sale EBITDA was up 12%

CONSISTENT INVESTMENT MANAGEMENT GROWTH

Investment management segment has continued to grow consistently with 'lower left to upper right trajectory'. Run-Rate Fee Revenue, which assumes full deployment of committed capital, continued to increase with contributions from new capital formed during the quarter.



DBRG SHARE
EXCLUDES 31.5% MINORITY INTEREST FOR PERIODS PRIOR TO MAY 2022 CONVERSION
EXCLUDES 1X ITEMS
$69M
$33M
$85M
$48M
$94M
$53M
$106M
$60M
$120M
$73M
$148M
$83M
$182M
$100M
$181M
$97M
31%
$237M
$138M
$252M
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
Run Rate Fee Revenue (1)
Annualized Fee Revenue
Annualized IM Segment FRE

Run-Rate Fee Revenue is calculated by multiplying committed FEEUM as of the referenced date by the average annual fee rate % to provide an indication of future expected revenue

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

(1) Based on 3/31/23 FEEUM multiplied by the weighted average annual fee rate %, and inclusive of capital raised for new products that has yet to begin charging fees.

DIGITALBRIDGE

16

LIQUIDITY AND LEVERAGE

YTD DBRG has executed key strategic capital allocation initiatives including, closing of the InfraBridge acquisition in February and finalizing the convertible note repayment in April. The note repayment further reduced company-wide leverage and DBRG remains on track to achieve its targeted corporate leverage levels by year-end.

LIQUIDITY


$1,000M
$300M Revolver Avail
$(313M)
$(90M)
$202M
$(200M)
$(99M)
$500M
$300M Revolver Avail
12/31/22
InfraBridge Purchase
Wafra Contingent Consideration
BRSP Share Sale
Convertible Note Repayment
Other Net Activity
Current

LEVERAGE


$1,147M
$569M
$578M
$(200M)
$28M
$975M
$596M
$378M
$(596M)
$(78M)
$300M
12/31/22
Convertible Note Repayment(1)
Operating Debt Increase
Current
Anticipated Deconsolidation Of Operating
Anticipated Conversion Of '25 Notes
Target
Total Debt / Adj. EBITDA
9.9x
7.5x(2)
2.1x(3)

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

(1) 2023 Convertible senior note repaid on April 15, 2023
(2) Adjusted EBITDA used is 1Q23, adjusted for non-cash wellness note PIK interest, annualized.
(3) Adjusted EBITDA used is the midpoint of 2023 Guidance.

DIGITALBRIDGE

17

18 GAAP INCOME STATEMENT (PREVIOUS) GAAP INCOME STATEMENT (NEW) Revenues Revenues Property Operating Income Fee Income Fee Income Carried interest allocation (reversal) Interest Income Principal investment income (loss) Other Income Property Operating Income Total Revenues Other income Expenses Total Revenues Property Operating Expense Expenses Interest Expense Property Operating Expense Investment Expense Interest Expense Transaction-related Costs Investment Expense Depreciation and Amortization Transaction-related Costs Compensation Expense Depreciation and Amortization Cash and equity-based compensation Compensation expense - cash and equity-based Carried interest and incentive fee compensation Compensation expense (reversal) - carried interest and incentive fee Administrative Expenses Administrative Expenses Total Revenues Total Expenses Other Income (Loss) Other gain (loss), net Other gain (loss), net Income (Loss) from continuing operatings before income taxes Equity method earnings - carried interest Equity method earnings Income (Loss) before income taxes CORPORATE SIMPLIFICATION - ENHANCED FINANCIAL REPORTING As we finalize our transformation to an alternative asset manager, we continue to make improvements to our financial reporting and disclosures to more closely align our reporting with our peers and facilitate investor analysis. Income Statement • ‘Equity Method Income’ is reclassed as ‘Principal Investment Income (Loss)’ • ‘Equity Method income – Carried Interest’ is reclassed as ‘Carried Interest Allocation’ Balance Sheet • Segment level balance sheet disclosure to facilitate investor analysis • As DBRG moves to deconsolidate Operating Segment, easier to understand post- deconsolidation balance sheet profile. • Presented on Consolidated Basis, DBRG share of Operating Segment is 12% (1) Includes noncontrolling interests in investment entities related to assets held for disposition (1)

19 3 EXECUTING THE DIGITAL PLAYBOOK

20 DIGITAL INFRASTRUCTURE MARKETS: TALE OF TWO CITIES Equity and credit markets highlight a ‘tale of two cities’ in digital infrastructure with higher quality ‘in-favor’ companies performing in-line with broader markets, while ‘out-of-favor’ names exhibit material underperformance. Credit MarketsEquity Markets Digital Infra ‘Out-of-Favor’ Digital Infra ‘In-Favor’ S&P 500 Digital Infra ‘Out-of-Favor’ Bloomberg IG Credit Digital Infra ‘In-Favor’ Data source: Bloomberg. ‘In-favor’/’Out-of-favor’ performance sourced from proprietary DBRG indices, screened for hi/lo performers over period.

21 IN THE FACE OF MARKET VOLALITILTY: WHAT IS THE PLAYBOOK? We are Forming Capital to Fuel the Next Phase of Growth Invest in Our Customers and Our Best Ideas Continue to Drive Best Outcomes for Stakeholders 1 2 3 FUNDRAISING IN SHARP FOCUS  WE EXPECT $8B IN NEW EQUITY CAPITAL PER OUR GUIDANCE  $2.3B IN NEW DEBT COMMITMENTS DISCIPLINED DEPLOYMENT OF CAPITAL  NEW CYCLE CREATES NEW OPPORTUNITIES  GREENFIELD CAPEX TO SUPPORT CUSTOMERS OF $7.6B PORTFOLIO COMPANY PERFORMANCE  STRONG LEASING DRIVING VALUE Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

1 CAPITAL FORMATION: REMAINS OUR HIGHEST PRIORITY

DigitalBridge is in the early innings of tapping into significant pools of capital on a global basis. We have expanded our team and our global footprint to access capital attracted to the resilient profile of digital infrastructure.

Expanding **Capital Formation** Capability	Expanding **LP** Base
2020 13 Dedicated team	2020 60+ LPs
Today 23 Dedicated team	Today 150+ LPs

DBRG has focused principally on the 'Top 100' but is widening its aperture to the Top 1000 and beyond over time



Top 100
Global Infra LPs
Top 1000
Institutional LPs
Regional LPs, HNW Capital

For Illustration purposes only, not to scale. Expanding base implies increasing number of prospective investors.in different tiers

DIGITALBRIDGE

Note: Past performance is not indicative of future results or indicative of how other DigitalBridge investments will perform. Please see slide 2 for additional information.

22

1 BENEFITING FROM INDUSTRY AND COMPANY-SPECIFIC TAILWINDS

Allocations to digital infrastructure are growing and DigitalBridge is early in its lifecycle

SECULAR INDUSTRY TAILWINDS

- Allocations to Infra/Real Assets continue to grow
- Allocation to Digital Infra within the sector is expanding

DIGITALBRIDGE

- Geographic Expansion
- Expanding Product Offering
- Growing Investment and Capital Formation Teams
- DBP Series 3rd cycle


>20%
CAGR
in 4 YEARS
ANTICIPATED ASSETS UNDER MANAGEMENT
Assets Under Management Private Infrastructure AUM - 2x growth
$0.9TR
$1.9TR
$2TR
Global Institutional Infrastructure
$100B
$50B
$45B
AUM
Q1/2023
$69B
AUM
$100B
AUM
2X+
DIGITALBRIDGE
2021
2023
2025
2026
202...

DIGITALBRIDGE

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

23

CAPITAL FORMATION: PORTFOLIO BY THE NUMBERS IN 2023

1

High-quality 'in favor' platforms continue to attract capital as recent transactions demonstrate. We invested here in anticipation of a more discerning market.

EQUITY

Fresh Co-Invest
$0.7B

GD Towers / Deutsche Telekom

Deutsche Telekom Towers
- Portfolio: 40,000+ Sites Across Attractive Markets Serving Germany and Austria
- YTD new 3rd party co-invest: **~$350 million**

switch

Leading U.S. private cloud operator
- Capacity: 500 MW in place, expansion potential of 1GW+
- Forming new 3rd party co-invest

New Recap
$2.7B

VANTAGE DATA CENTERS EMEA

Vantage EMEA 2023 recap(1)
- High quality YieldCo spinout at attractive valuation
- Recap included select stabilized European assets, valued at ~$2.7 billion (includes debt and equity)

CREDIT

$2.3B

DATABANK

March 2023, DataBank issued $715 million in secured notes in its third securitization offering since 2021

In April 2023, DataBank secured $350 million in financing to fund the ongoing expansion of its edge data center footprint

VANTAGE DATA CENTERS

Vantage Data Centers issued **$370 million in securitized notes** in March 2023 netomnia

UK alternative network provider, Netomnia and its ISP sister company YouFibre raise $277 million (£230 million) in committed debt financing in March 2023

SCALA DATA CENTERS

December 2022, Scala issued its second bond for **BRL 2 billion,** marking **the first** green bond in the sector in Brazil

AtlasEdge

January 2023, AtlasEdge closed a scalable €525 million (up to €725) finance facility

(1) Transaction has been agreed in definitive documentation, but closing remains subject to customary closing conditions, including regulatory consents. The Company provides no guarantee it will close in anticipated time frame, or at all.

DIGITALBRIDGE 24

2 DISCIPLINED CAPITAL DEPLOYMENT: HUNTING VALUE & QUALITY

Market conditions have created opportunities to invest in 'value' in selected sub-verticals that we opted not to invest in during the peak cycle, as they did not present the appropriate risk/return profile when 'everything traded together'

AREAS OF INTEREST ACROSS RISK SPECTRUM


HIGHER
LOWER
✓ Good business, bad balance sheet
✓ Good business, out-of-favor vertical
✓ Buy / Lend below replacement cost
✓ Consolidation play
X Bad business, good price
X Bad business, great price
Towers
Easements
Hyperscale Data Centers
Private Cloud /Edge Data Centers
Non-OECD Towers
Outdoor Media Infrastructure
Dark Fiber
Colo Data Centers
Wi-Fi
Small Cells
Enterprise Fiber
Managed Services
FTTx
Indoor DAS
Assets here have repriced, creating value opportunity

High-quality assets continue to trade well. DBRG always active here, establishing platforms.

Value Playbook becomes relevant again, as valuations come back in line and distress beginning to show.

DIGITALBRIDGE
25

26 DISCIPLINED CAPITAL DEPLOYMENT: GREENFIELD MATTERS $7.6B in Capex being deployed this year in success-based capex to our top global customers across five continents and four industry verticals. 2023 GROWTH CAPITAL $2.7B EUROPE ASIALATAMNORTH AMERICA 2023 GROWTH CAPITAL $1.0B 2023 GROWTH CAPITAL $3.2B 2023 GROWTH CAPITAL $0.7B vsBUY BUILD Xenith IG 2 Waiting for data to add / remove logos Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

27 PORTFOLIO PERFORMANCE…NEW LEASING We continue to experience positive performance across our global portfolio through a combination of strong organic and investment-led growth WE BENEFIT FROM CONSERVATIVE PORTFOLIO DEBT METRICS WE STAY FOCUSED ON THE CONTROL VARIABLES IN OUR BUSINESSES (1) The Company defines Monthly Recurring Revenue “MRR”, as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days. (2) Excludes companies acquired during or after 1Q23 or for which comparable data was not yet available. 1Q231Q22 TOWER PORTFOLIO SMALL CELLS/EDGE FIBER PORTFOLIO DATA CENTER PORTFOLIO 10.0% 14.2%25.7% Monthly Recurring Revenue ($)(1)(2) Loan to Value 43%(3) Fixed/Hedged 80%(3) Average Fully Extended Term Maturity Profile 7 yrs(4),(5) (3),(4): As of 3/31/23 (5): Maximum weighted average maturity date, Including full term out of securitizations.Note: Past performance is not indicative of future results or indicative of how other DigitalBridge investments will perform. Please see slide 2 for additional information. 4.7% 3

28 2023 CEO PRIORITIES: 3 THINGS THAT MATTER CEO 2023 Checklist Secular Tailwinds Around Connectivity – Big Growing TAM The Leading Management Team 25+ years Investing and Operating Digital Assets Converged Vision with Exposure to Entire Digital Ecosystem Focus on realization of high-growth digital infrastructure platform FUNDRAISE • $8B IN NEW CAPITAL SIMPLIFY • DECONSOLIDATE OPERATING • ADVANCE CAPITAL STRUCTURE OPTIMIZATION PORTCO PERFORMANCE • INVEST AND SUPPORT GROWTH AT PORTFOLIO COMPANIES • FOCUS ON CUSTOMERS, DEPLOY NEW GREENFIELD CAPEX ON TRACK Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

29 4 Q&A SESSION

30 5 APPENDIX

NON-GAAP RECONCILIATIONS

($ in thousands)	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
Net income (loss) attributable to common stockholders	($212,473)	($19,356)	($63,273)	($37,321)	($262,316)	($20,686)	$41,036	($141,260)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(16,662)	(1,583)	(4,834)	(3,090)	(22,862)	(1,946)	4,311	(14,980)
Net income (loss) attributable to common interests in Operating Company and common stockholders	**(229,135)**	**(20,939)**	**(68,107)**	**(40,411)**	**(285,178)**	**(22,632)**	**45,347**	**(156,240)**
Adjustments for Distributable Earnings (DE):								
Transaction-related and restructuring charges	18,391	23,772	23,249	29,300	24,668	29,977	19,501	5,174
Other (gain) loss, net (excluding realized gain or loss related to digital assets and fund investments in Corporate and Other)	141,229	(16,050)	(7,211)	15,134	130,224	(52,611)	11,319	(151,773)
Unrealized carried interest (allocation) reversal, net of associated compensation (expense) reversal	18,240	(70,541)	(1,228)	(58,775)	13,078	(7,375)	(27,953)	(6,485)
Compensation expense - equity-based	16,339	7,549	18,619	9,344	18,720	19,416	9,038	11,642
Depreciation and amortization	141,220	148,508	146,810	153,548	130,597	145,031	137,602	167,114
Straight-line rent revenue and expense	(1,727)	(7,063)	(8,895)	(2,956)	(2,548)	(1,986)	(1,925)	(2,309)
Amortization of acquired above- and below-market lease values, net	26	100	80	(10)	(248)	(333)	(172)	(1,498)
Impairment loss	–	–	–	12,184	23,802	(40,732)	(8,210)	242,903
Gain from sales of real estate	–	–	–	–	–	(197)	(514)	(2,969)
Non-revenue enhancing capital expenditures	(8,564)	(14,774)	(10,992)	(13,377)	(1,372)	(1,097)	(1,349)	(764)
Finance lease interest expense, debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts	15,523	5,572	5,627	5,238	98,465	36,685	7,651	10,196
Preferred share redemption (gain) loss	–	–	–	–	–	2,127	2,865	–
Income tax effect on certain of the foregoing adjustments	–	55	–	–	(589)	8,195	1,663	(42,536)
Adjustments attributable to noncontrolling interests in investment entities	(118,563)	(69,810)	(136,338)	(91,676)	(132,237)	(105,150)	(83,074)	(15,334)
DE from discontinued operations	3,656	(4,772)	70,721	(16,940)	(22,446)	(20,954)	(116,675)	(68,915)
After-tax DE	**($3,365)**	**($18,393)**	**$32,335**	**$603**	**($5,064)**	**($11,636)**	**($4,886)**	**($11,794)**

($ in thousands)	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
After-tax DE	($3,365)	($18,393)	$32,335	$603	($5,064)	($11,636)	($4,886)	($11,794)
Interest expense included in DE	12,549	13,756	16,348	14,142	13,280	13,775	14,160	11,834
Income tax expense (benefit) included in DE	1,092	30,616	(7,839)	(2,662)	(6,849)	631	(12,638)	(8,224)
Preferred dividends	14,676	14,765	15,283	15,759	15,759	16,139	17,456	18,516
Principal Investment Income (Loss)	(277)	(1,860)	(9,303)	–	(58)	(157)	(198)	–
Placement fee expense	–	–	–	–	–	603	2,102	4,767
Realized carried interest (allocation) reversal, net of associated compensation (expense) reversal	(243)	(12,377)	(20,258)	–	1,172	(1,092)	(7)	(1,565)
Investment costs and non-revenue enhancing capital expenditures in DE	1,194	1,252	2,531	3,086	2,023	2,463	1,402	1,620
Non pro-rata allocation of income (loss) to noncontrolling interests	–	–	–	–	231	231	231	223
Adjusted EBITDA	**$25,626**	**$27,759**	**$29,097**	**$30,928**	**$20,494**	**$20,957**	**$17,622**	**$15,377**

DIGITALBRIDGE

31

NON-GAAP RECONCILIATIONS

($ in thousands)	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
IM net income (loss)	**($2,804)**	**$81,167**	**$46,065**	**$67,995**	**($9,143)**	**$28,194**	**$39,272**	**$15,786**
Adjustments:								
Interest expense (income)	2,411	2,200	2,906	2,771	2,500	2,499	2,250	–
Investment expense, net of reimbursement	51	156	230	(200)	138	(12)	–	–
Depreciation and amortization	6,409	6,135	5,369	5,375	5,276	5,928	8,242	6,298
Compensation expense—equity-based	3,898	6,639	2,654	3,361	3,191	2,011	2,046	1,786
Compensation expense—carried interest and incentive	(36,831)	92,738	80,831	49,069	(20,352)	25,921	31,736	8,266
Administrative expenses—straight-line rent	77	1,541	68	76	159	75	74	50
Administrative expenses—placement agent fee	–	–	–	–	–	880	3,069	6,959
Transaction-related and restructuring charges	9,682	8,101	2,317	4,042	3,942	2,516	2,627	51
Incentive/performance fee income	53,887	(176,944)	(121,698)	(110,779)	31,119	(5,720)	(1,313)	(4,489)
Principal investment income (loss)	(318)	(2,072)	(1,016)	(1,016)	(17)	(31,608)	(59,196)	(11,203)
Other (gain) loss, net	(3,082)	(248)	110	424	3,055	(52)	(461)	(119)
Income tax (benefit) expense	217	2,172	1,263	2,006	2,374	1,852	3,089	2,236
IM Adjusted EBITDA	**$33,597**	**$21,585**	**$19,099**	**$23,124**	**$22,242**	**$32,484**	**$31,435**	**$25,621**
Exclude: Start-up FRE of certain new strategies	915	2,643	2,399	2,335	2,362	2,306	2,224	2,059
IM FRE	**$34,512**	**$24,228**	**$21,498**	**$25,459**	**$24,604**	**$34,790**	**$33,659**	**$27,680**
Wafra's 31.5% ownership	–	–	–	(4,700)	(7,615)	(11,033)	(10,737)	(8,210)
DBRG OP share of IM FRE	**$34,512**	**$24,228**	**$21,498**	**$20,759**	**$16,989**	**$23,757**	**$22,922**	**$19,470**

	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
Operating net income (loss) from continuing operations	**($97,942)**	**($76,990)**	**($93,772)**	**($85,428)**	**($74,141)**	**($83,909)**	**($71,822)**	**($10,850)**
Adjustments:								
Interest expense	59,984	45,222	40,770	37,233	36,184	35,144	29,839	29,272
Income tax (benefit) expense	(56)	509	(5)	161	(330)	(1,941)	1,922	(66,788)
Depreciation and amortization	134,699	133,269	130,663	145,817	122,891	126,436	120,458	126,227
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(1,221)	(1,749)	(2,827)	(236)	(377)	370	482	(98)
Compensation expense—equity-based	5,275	(95)	10,852	752	752	1,918	308	308
Installation services	–	–	–	–	–	2,097	(4,058)	576
Transaction-related and restructuring charges	184	1,574	1,105	2,400	4,636	3,188	4,042	2,999
Other gain/loss, net	(1,769)	(3,188)	4,418	534	(956)	1,226	(285)	349
Operating Adjusted EBITDA	**$99,154**	**$98,552**	**$91,204**	**$101,233**	**$88,659**	**$84,529**	**$80,886**	**$81,995**
Noncontrolling interests' share of Operating Adjusted EBITDA	(87,206)	(86,438)	(76,032)	(83,590)	(73,162)	(70,329)	(67,250)	(68,219)
DBRG OP share of Operating Adjusted EBITDA	**$11,948**	**$12,114**	**$15,172**	**$17,643**	**$15,497**	**$14,200**	**$13,636**	**$13,776**

DIGITALBRIDGE
32

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